UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 17, 2015

VII Peaks Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

42 Orinda Way, Suite 125-A Orinda, California	94563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 700-0527

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appoint of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2015, the Board of Directors of VII Peaks Co-Optivist Income BDC II, Inc. (the “Company”) appointed Mr. Stephen F. Shea as a director of the Company. Below is Mr. Shea’s biographical information:

Mr. Shea has been a Managing Partner of VII Peaks since August 2009. Prior to joining VII Peaks, Mr. Shea worked as a consultant with investment banking and venture/private equity teams and helped registered investment advisers integrate and build out offerings into distribution channels with his long standing connections at a number of wire houses. Mr. Shea also advised hedge funds on new seeding opportunities in the commodities/futures space. Prior to his consulting work, from October 2005 to March 2007, Mr. Shea was Vice President of Institutional Sales RIA Team for Fidelity Investments in San Francisco, spending the majority of his time as a director of sales for Institutional Investment Managers, RIA wealth management teams and banks and trust companies. In addition, Mr. Shea was responsible for the signing, business development and retention of SEC registered RIA relationship in San Francisco and the Pacific Northwest. Prior to working for Fidelity Investments, Mr. Shea worked for Wentworth, Hauser and Violich Investment Counsel. At Wentworth, Mr. Shea was a member of Stock Selection and Investment Policy committees. He co-developed an open architecture WRAP, Sub-Advised, RIA platform. Before that, from December 1999 to March 2001, Mr. Shea worked at Deutsche Bank/Alex Brown. At Deutsche Bank/Alex Brown, Mr. Shea acted as a lead broker for many of the top technology executives.

Mr. Shea holds a BS in Business and Finance from St. Mary’s College in California.

Mr. Shea was not appointed pursuant to any arrangement or understanding between himself and any other persons pursuant to which he was selected as a director. Mr. Shea was not immediately named to any committees of the board. As of the date of this report, Mr. Shea is not a party to and does not participate in any material plan, contract or arrangement (whether or not written) involving the Company. Mr. Shea and the Company have not been involved in any transaction of the type described in Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Adjourned Annual Meeting of Stockholders on August 17, 2015 (the “Annual Meeting”). At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as directors for terms of three years expiring at the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and (ii) ratified the appointment of Burr Pilger Mayer, Inc. to serve as our independent registered public accounting firm for 2015.

The matters voted upon at the meeting and results of such voting are set forth below:

Item 1:	The election of two directors for a three year term expiring at the 2018 Annual Meeting

	For	Withheld	Broker Non-Votes

Gurpreet Chandhoke	2,136,763.5382	44,406.4944	-

Amit Mahajan	2,127,692.8378	44,406.4944	-

Item 2:	The ratification of the appointment by the Company of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for 2015

For	Against	Abstain

2,166,824.1412	27,395.5420	35,711.0559

Section 8 – Other Events

Item 8.01 Other Events.

Declaration of Distributions

On August 17, 2015, the Board of Directors of the Company declared three monthly distributions of $0.059719 per share. The distributions will be to stockholders of record on August 31, 2015, payable September 30, 2015, stockholders of record on September 29, 2015, payable October 30, 2015, and stockholders of record October 29, 2015, payable November 30, 2015.

The Board of Directors further resolved to maintain the 7.35% distribution rate on the gross offering price in the Company’s continuous offering, but resolved to change the distributions to once a month instead of semi-monthly, beginning with the distributions declared at the August 17, 2015 meeting.

Renewal of Investment Management Contract

On August 17, 2015, the disinterested members of the Board of Directors of the Company reapproved the investment advisory agreement between VII Peaks Capital, LLC (the “Manager”) and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks Co-Optivist Income BDC II, Inc.

August 21, 2015
	By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief Executive Officer and President